FOSTER WHEELER ENTERS INTO DEFINITIVE AGREEMENT WITH AMEC

ZUG, SWITZERLAND, February 13, 2014 -- Foster Wheeler AG (Nasdaq: FWLT) (“Foster Wheeler” or the “Company”) today announced that it has entered into a definitive agreement with AMEC plc (“AMEC”) pursuant to which AMEC will make an offer to acquire all the issued and to be issued share capital of the Company. Under the terms of the offer, AMEC will offer to exchange for each outstanding share of Foster Wheeler common stock transaction consideration consisting of 0.8998 shares of AMEC stock and $16.00 in cash.

Separately, Foster Wheeler expects to pay a one-time dividend of $0.40 per share prior to, and not conditional on, the closing of the offer. The Company expects that there will be no Swiss withholding taxes on the dividend.

Today’s announcement follows the January 13, 2014 announcement of a provisional agreement between the parties.

Based on AMEC's stock price of £10.92 per share (the close of trading on February 12, 2014) and an exchange rate of £/$1.658, the proposed transaction would value each Foster Wheeler share at approximately $32.69 and the fully diluted share capital of Foster Wheeler at approximately $3.3 billion (taking into account the proposed $0.40 dividend by the Company). This represents a premium of approximately 13.8% to $28.73, the Company's closing stock price on November 26, 2013, the trading day prior to initial public reports about a potential business combination involving the Company and AMEC, and a premium of approximately 20.4% to the 3-month volume weighted average price (measured for the three-months ending on November 26, 2013) of approximately $27.15.

Kent Masters, President and Chief Executive Officer of Foster Wheeler, said, “Both companies have strategies that are highly focused on growth, and our combination will help deliver on Foster Wheeler’s key strategic objectives: establishing material positions in upstream and minerals and metals, building positions in growth geographies and extending our services offering.” Specifically, the combination is expected to result in a company with:

•	Complementary and more competitive market positions in offshore and onshore upstream oil and gas, gas monetization, refining and chemicals, minerals and metals, power and clean energy, environment & infrastructure and pharmaceuticals

•	An expanded, geographically diverse global presence, with offices and projects in more than 50 countries

•	A material increase in capacity, with a total headcount of more than 40,000 employees

•	A strong financial profile, with annual pro forma revenues of approximately $10 billion and backlog of approximately $10 billion

The Company believes that the meaningful equity component of the transaction consideration will allow its shareholders to participate in the strategic and commercial benefits of the combined company, including significant potential synergies. Under the terms of the transaction, Foster Wheeler’s existing shareholders will own approximately 23% of the combined company.

At the closing of the offer, two of the Company’s non-executive directors are expected to join AMEC’s board as non-executive directors.

The offer is subject to customary closing conditions, including receipt of applicable antitrust approvals, including in the EU and the US, approval of the transaction by AMEC’s shareholders and approval by the Company’s shareholders of the removal of certain restrictions in the Company’s charter documents, a minimum of 80% of the Company’s shares having been tendered in the offer (which condition can be waived down to 66-2/3% at the option of AMEC) and approvals relating to the shares to be issued by AMEC by the US Securities and Exchange Commission and the UK Listing Authority.

The transaction is expected to close in the second half of 2014.

Foster Wheeler is being advised by Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as financial advisors, and Freshfields Bruckhaus Deringer LLP as legal advisors.

Foster Wheeler is a global engineering and construction company and power equipment supplier delivering technically advanced, reliable facilities and equipment. The Company employs approximately 13,000 talented professionals with specialized expertise dedicated to serving its clients through one of its two primary business groups. The Company’s Global Engineering and Construction Group designs and constructs leading-edge processing facilities for the upstream oil and gas, LNG and gas-to-liquids, refining, chemicals and petrochemicals, power, minerals and metals, environmental, pharmaceuticals, biotechnology and healthcare industries. The Company’s Global Power Group is a world leader in combustion and steam generation technology that designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial facilities and also provides a wide range of aftermarket services. The Company is based in Zug, Switzerland, and its operational headquarters office is in Reading, United Kingdom. For more information about Foster Wheeler, please visit our Web site at www.fwc.com.

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Safe Harbor Statement

Foster Wheeler AG news releases may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates. These include statements regarding the Company’s expectations about revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that a variety of factors, including but not limited to the factors described in the Company’s most recent Annual Report on Form 10-K for the quarter ended March 31, 2013 which was filed with the U.S. Securities and Exchange Commission, and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements: benefits, effects or results of the Company’s redomestication to Switzerland, further deterioration in global economic conditions, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power generation industries, changes in the financial condition of its customers, changes in regulatory environments, changes in project design or schedules, contract cancellations, the changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, compliance with laws and regulations relating to the Company’s global operations, currency fluctuations, war, terrorist attacks and/or natural disasters affecting facilities either owned by the Company or where equipment or services are or may be provided by the Company, interruptions to shipping lanes or other methods of transit, outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of the Company’s patents and other intellectual property rights, increasing global competition, compliance with its debt covenants, recoverability of claims against the Company’s customers and others by the Company and claims by third parties against the Company, and changes in estimates used in its critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond the Company’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed or furnished with to the Securities and Exchange Commission.

Contacts:
Media	Patti Landsperger	908 713 2944	E-mail: patti_landsperger@fwc.com

Investor Relations	Scott Lamb	908-730-4155	E-mail: scott_lamb@fwc.com
Other Inquiries		908-730-4000	fw@fwc.com

THE COMPANY'S SHAREHOLDERS ARE URGED TO READ ANY DOCUMENTS RELATING THERETO REGARDING THE TRANSACTION WHEN THEY BECOME AVAILABLE (INCLUDING THE EXHIBITS THERETO) AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE OFFER.

The offer has not commenced. At the time the offer is commenced, AMEC will file a registration statement on Form F-4, which will include a prospectus and joint proxy statement of AMEC and Foster Wheeler, and a Tender Offer statement on Schedule TO (the “Schedule TO”) and the Company intends to file a Recommendation Statement on Schedule 14D-9 with respect to the offer. These documents will contain important information about the offer that should be read carefully before any decision is made with respect to the offer. These materials will be made available to the shareholders of the Company at no expense to them. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, www.sec.gov, after they have been filed. Any materials filed with the SEC may also be obtained without charge at the Company's website, www.fwc.com.

This announcement is for informational purposes only and does not constitute or form part of an offer to sell or the solicitation of an offer to buy or subscribe to any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This announcement is not an offer of securities for sale into the United States. No offering of securities shall be made in the United States except pursuant to registration under the US Securities Act of 1933, or an exemption therefrom.

Participants in the Solicitation

If an offer is made by AMEC, and the offer also involves a solicitation of a proxy, the Company, AMEC and their respective directors and executive officers and other members of management and employees may be deemed to be participants in any such solicitation of proxies in respect of any such proposed offer. Information about the Company's directors and executive officers is available in its Form 10-K for the year ended December 31, 2012, dated March 1, 2013. The Company understands that it is AMEC's intention that information about AMEC's directors and executive officers will be made available in the registration statement on Form F-4 if and when any such registration statement is filed. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the relevant materials to be filed with the SEC regarding the transaction, if an offer is made by AMEC, when they become available. If an offer is made by AMEC, investors should read the all materials filed with the SEC carefully when they become available before making any voting or investment decisions. You may obtain free copies of these documents using the sources indicated above.

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